UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2011

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2011, the Board of Directors of Electronics For Imaging Inc., a Delaware corporation (“EFI”), appointed Eric Brown to the Board of Directors of EFI. In addition, Mr. Brown was appointed to the Audit Committee of the Board of Directors. The Board of Directors determined that Mr. Brown is an independent director within the meaning of the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder by the Securities and Exchange Commission and Rule 5605(a)(2) of the NASDAQ Listing Rules.

Mr. Brown will participate in EFI’s non-employee director compensation program, which consists of equity grants approved from time to time by the Board of Directors as well as annual cash retainers and meeting fees as described on pages 11 and 12 of EFI’s proxy statement for its 2010 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 23, 2010.

EFI has entered into an indemnity agreement with Mr. Brown in the form attached as Exhibit 10.1 to EFI’s Current Report on

Form 8-K filed on February 15, 2008.

The foregoing description is qualified in its entirety by reference to the press release of EFI issued on April 13, 2011, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated April 13, 2011 – EFI Adds Experienced Finance Executive to Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 13, 2011	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ Vincent Pilette
	Name:	Vincent Pilette
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 13, 2011 – EFI Adds Experienced Finance Executive to Board of Directors